As filed with the Securities and Exchange Commission on November 27, 2018.

Registration No. 333-226003

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 7

to

form s-1

registration statement

UNDER

THE SECURITIES ACT OF 1933

PeerStream, Inc.

(Exact name of registrant as specified in its charter)

Delaware	7389	20-3191847
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

122 East 42nd Street

New York, NY 10168

(212) 594-5050

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alexander Harrington

Chief Executive Officer

PeerStream, Inc.

122 East 42nd Street

New York, NY 10168

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Greg R. Samuel, Esq. Michael M. Pritchard, Esq. Haynes and Boone, LLP 2323 Victory Avenue, Suite 700 Dallas, TX 75219 (214) 651-5000	Lawrence J. Nusbaum III, Esq. Andrew Russell, Esq. Gusrae Kaplan Nusbaum PLLC 120 Wall Street New York, New York 10005 (212) 269-1400

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☑	Smaller reporting company	☑
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 7 (“Amendment No. 7”) to the Registration Statement on Form S-1 (File No. 333-226003) (the “Registration Statement”) of PeerStream, Inc. (the “Company”) is being filed solely for the purposes of filing the Form of Underwriting Agreement as Exhibit 1.1 and filing a copy of the specimen stock certificate of the Company as Exhibit 4.2 as indicated in Part II of this Amendment No. 7. This Amendment No. 7 does not modify any provision of the prospectus that forms a part of the Registration Statement. Accordingly, a preliminary prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses payable by PeerStream, Inc. (“the Company”) expected to be incurred in connection with the issuance and distribution of the common stock being registered hereby (other than underwriting discounts and commissions). All of such expenses are estimates, except for the SEC registration fee and the FINRA filing fee.

SEC registration fee	$2,174.33
FINRA filing fee	3,191.00
Nasdaq listing fee	55,000.00
Printing fees and expenses	30,000.00
Legal fees and expenses	285,000.00
Registrar and transfer agent fees	5,000.00
Blue sky fees and expenses	5,000.00
Accounting fees and expenses	75,000.00
Miscellaneous expenses	1,000.00
Total	$461,365.33

Item 14. Indemnification of Directors and Officers

Section 102(b)(7) of the General Corporate Law of the State of Delaware (the “DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties, subject to certain exceptions. Our Certificate of Incorporation provides that no director shall be liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omission not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. Our Certificate of Incorporation also provides that if the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

Section 145 of the DGCL (“Section 145”) provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify any persons who are, or were, a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation’s best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.

Our Certificate of Incorporation provides that the we shall, to the fullest extent permitted by Section 145, as the same may be amended and supplemented, indemnify and advance expenses to any person who is or was a director or officer, or who is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise from and against any and all of the expenses, liabilities or other matters referred to in or covered by such section. In addition, our Certificate of Incorporation provides clarification that we may provide indemnification to any such person and any other person who is or was an employee or agent, by agreement or otherwise, on such terms and conditions as our Board of Directors may approve and that any agreement for indemnification of any director, officer, employee or other person may provide indemnification rights that are broader or otherwise different from the rights set forth in the amendment.

Our By-Laws require us to indemnify and advance expenses to our current and former directors and officers, as well as certain persons serving, at our request, at another entity as a director, officer, employee or agent.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our Certificate of Incorporation or By-Laws, agreement, vote of stockholders or disinterested directors or otherwise.

We maintain a general liability insurance policy that covers certain liabilities of our directors and officers arising out of claims based on acts or omissions in the person’s capacity as a director or officer.

We have entered into indemnification agreements and employment agreements with our directors and certain of our executive officers, respectively, pursuant to which we have agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

The underwriting agreement provides for indemnification by the underwriters of us and our officers and directors, and by us of the underwriters, for certain liabilities arising under the Securities Act or otherwise in connection with this offering.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we issued the following securities that were not registered under the Securities Act. None of the following transactions involved any underwriters, underwriting discounts or commissions. Except with respect to the “Exchange Transaction” described below, the recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed on the share certificates issued in these transactions. All recipients had adequate access sufficient information about us to make an informed investment decision. The sales of these securities were made without any general solicitation or advertising.

KCSA Issuance. On September 15, 2015, we issued 286 shares of our common stock to KCSA Strategic Communications as consideration for investor relations services. The issuance of the shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder as a transaction not involving a public offering.

Employee Incentives. On October 13, 2015, we awarded Alexander Harrington, our Chief Executive Officer and a director of the Company, a stock option representing the right to purchase 28,572 shares of our common stock at an exercise price of $2.80 per share in exchange for Mr. Harrington agreeing to cancel a stock option representing the right to purchase 28,572 shares of our common stock at an exercise price of $10.15 per share. The issuance of the stock option was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506(b) of Regulation D promulgated thereunder as a transaction not involving a public offering.

On March 3, 2016, we issued Clifford Lerner, a former director, officer and employee of the Company, 142,858 shares of restricted common stock in exchange for Mr. Lerner agreeing to cancel and forfeit an award of 142,858 shares of restricted common stock issued to Mr. Lerner on April 10, 2013. The issuance of the shares of restricted stock was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof as a transaction not involving a public offering.

Exchange Transaction. On July 13, 2016, we entered into an exchange agreement (the “Exchange Agreement”) with Sigma Opportunity Fund II, LLC (the “Fund”) and Sigma Capital Advisors, LLC (the “Advisors” and together with the Fund, the “Holders”), pursuant to which (i) the Fund exchanged a warrant to purchase up to 300,000 shares of our common stock at an exercise price of approximately $12.25 per share (the “Fund Warrant”) for 40,000 newly issued shares of our common stock and (ii) the Advisors exchanged a warrant to purchase up to 128,571 shares of our common stock at an exercise price of approximately $12.25 per share (the “Advisors Warrant,” and together with the Fund Warrant, the “Warrants”) for 17,143 newly issued shares of our common stock, in each case effective as of July 13, 2016 (the “Exchange Offer”). Pursuant to the Exchange Agreement, the Warrants were automatically terminated and cancelled in full and rendered null and void as a result of the Exchange Offer.

The Exchange Offer was exempt from the registration requirements of the Securities Act pursuant to Section 3(a)(9) thereof as a transaction solely with existing security holders where no commission or other remuneration was paid or given directly or indirectly for soliciting the Exchange Offer.

AVM Merger. On October 7, 2016, we completed the AVM Merger. In connection with the Merger, without any action on the part of any shareholder, each issued and outstanding share of AVM’s common stock, other than shares to be cancelled pursuant to the merger agreement, was converted into the right to receive approximately 4.2371 shares of the Company’s common stock (after giving effect to the Reverse Stock Split) (the “Exchange Ratio”). In addition, in connection with the AVM Merger, each outstanding AVM stock option was assumed by the Company and converted into a stock option representing the right to purchase shares of the Company’s common stock, with the number of shares underlying such stock option and the exercise price thereof being adjusted by the Exchange Ratio, with any fractional shares rounded down to the next lowest number of whole shares.

The shares of the Company’s common stock issued in the Merger were exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction by an issuer not involving any public offering.

MZHCI Issuance. On June 22, 2017, we issued 6,000 shares of our common stock to MZHCI, LLC as consideration for investor relations services. The issuance of the shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof as a transaction not involving any public offering.

Hershey Private Placement. On December 19, 2017, we entered into a securities purchase agreement with Hershey Strategic Capital, LP (“Hershey Capital”), pursuant to which we issued and sold 200,000 shares of our common stock to Hershey Capital for an aggregate purchase price of $1,000,000, or $5.00 per share, without payment of any placement or brokerage fees.

The issuance of the shares was exempt from the registration requirements of the Securities Act pursuant to Section 4(a)(2) thereof and Rule 506 of Regulation D thereunder as a transaction not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules

(a)     Exhibits. The following exhibits are included herein or incorporated herein by reference:

Exhibit No.	Description
1.1*	Form of Underwriting Agreement.

2.1#	Agreement and Plan of Merger, dated September 13, 2016, by and among PeerStream, Inc., SAVM Acquisition Corporation, A.V.M. Software, Inc. and Jason Katz (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of the Company filed on September 14, 2016 by the Company with the SEC).

2.2#	Agreement and Plan of Merger, dated as of September 6, 2017, by and among LiveXLive Media, Inc., LXL Video Acquisition Corp., PeerStream, Inc. and Jason Katz (as the Stockholders’ Agent) (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K of the Company filed September 8, 2017 by the Company with the SEC).

2.3#	Amendment No. 1, dated as of October 3, 2017, to the Agreement and Plan of Merger, dated as of September 6, 2017, by and among LiveXLive Media, Inc., LXL Video Acquisition Corp., PeerStream, Inc. and Jason Katz (incorporated by reference to Exhibit 2.2 to the Current Report on Form 8-K of the Company filed October 10, 2017 by the Company with the SEC).

2.4#	Amendment No. 2, dated as of October 10, 2017, to the Agreement and Plan of Merger, dated as of September 6, 2017, by and among LiveXLive Media, Inc., LXL Video Acquisition Corp., PeerStream, Inc. and Jason Katz (incorporated by reference to Exhibit 2.3 to the Current Report on Form 8-K of the Company filed October 10, 2017 by the Company with the SEC).

3.1	Certificate of Incorporation, dated July 19, 2005 (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 (File No. 333-172202) of the Company filed February 11, 2011 by the Company with the SEC).

3.2	Certificate of Amendment to Certificate of Incorporation, dated November 20, 2007 (incorporated by reference to Exhibit 3.2 to the Registration Statement on Form S-1 (File No. 333-172202) of the Company filed February 11, 2011 by the Company with the SEC).

3.3	Certificate of Amendment to Certificate of Incorporation, dated March 8, 2016 (incorporated by reference to Exhibit 3.3 to the Annual Report on Form 10-K of the Company filed on March 14, 2016 by the Company with the SEC).

3.4	Certificate of Amendment to Certificate of Incorporation, dated May 19, 2016 (incorporated by reference to Exhibit 3.4 to the Quarterly Report on Form 10-Q of the Company filed on August 11, 2016 by the Company with the SEC).

3.5	Certificate of Amendment to Certificate of Incorporation, effective January 5, 2017 (incorporated by reference to Exhibit 3.5 to the Annual Report on Form 10-K filed on March 28, 2017 by the Company with the SEC).

3.6	Certificate of Amendment to Certificate of Incorporation, dated May 25, 2017 (incorporated by reference to Exhibit 3.6 to the Quarterly Report on Form 10-Q of the Company filed on August 8, 2017 by the Company with the SEC).

3.7	Certificate of Amendment to Certificate of Incorporation, effective March 12, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed on March 13, 2018 by the Company with the SEC).

3.8	Amended and Restated By-Laws of PeerStream, Inc., as amended April 19, 2012 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K (File No. 000-52176) of the Company filed April 25, 2012 by the Company with the SEC).

3.9	Amendment No. 1 to the Amended and Restated By-Laws of PeerStream, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K of the Company filed September 8, 2017 by the Company with the SEC).

Exhibit No.	Description
3.10	Amendment No. 2 to the Amended and Restated By-Laws of PeerStream, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K of the Company filed on March 13, 2018 by the Company with the SEC).

4.1**	Form of Warrant.

4.2*	Specimen Stock Certificate of PeerStream, Inc.

5.1**	Opinion of Haynes and Boone, LLP.

10.1	Statement of Rights and Responsibilities, by and between PeerStream, Inc. and Facebook Inc. (incorporated by reference to Exhibit 10.1 to the Annual Report on Form 10-K (File No. 000-52176) filed March 31, 2011 by the Company with the SEC).

10.2	Registered Apple Developer Agreement, by and between PeerStream, Inc. and Apple Inc. (incorporated by reference to Exhibit 10.2 to the Annual Report on Form 10-K (File No. 000-52176) filed March 31, 2011 by the Company with the SEC).

10.3	iOS Developer Program License Agreement, by and between PeerStream, Inc. and Apple Inc. (incorporated by reference to Exhibit 10.3 to the Annual Report on Form 10-K (File No. 000-52176) filed March 31, 2011 by the Company with the SEC).

10.4†	Amended and Restated PeerStream, Inc. 2011 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q (File No. 000-52176) of the Company filed on November 14, 2011 by the Company with the SEC).

10.5†	Form of Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 99.2 to the Registration Statement on Form S-8 (File No. 333-174456) of the Company filed on May 24, 2011 by the Company with the SEC).

10.6†	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 99.3 to the Registration Statement on Form S-8 (File No. 333-174456) of the Company filed on May 24, 2011 by the Company with the SEC).

10.7†	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form S-8 (File No. 333-174456) of the Company filed on May 24, 2011 by the Company with the SEC).

10.8†	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q (File No. 000-52176) of the Company filed on November 14, 2011 by the Company with the SEC).

10.9†	PeerStream, Inc. 2016 Long-Term Incentive Plan (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on May 16, 2016 by the Company with the SEC).

10.10†	First Amendment to PeerStream, Inc. 2016 Long Term Incentive Plan, dated as of April 10, 2017 (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on May 30, 2017 by the Company with the SEC).

10.11†	Form of Nonqualified Stock Option Agreement (incorporated by reference to Exhibit 10.2 to the Quarterly Report on Form 10-Q of the Company filed on August 11, 2016 by the Company with the SEC).

10.12†	Form of Incentive Stock Option Agreement (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of the Company filed on August 11, 2016 by the Company with the SEC).

10.13†	Form of Restricted Stock Award Agreement (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q of the Company filed on August 11, 2016 by the Company with the SEC).

10.14†	Executive Employment Agreement, dated February 28, 2014, by and between Alexander Harrington and PeerStream, Inc. (incorporated by reference to Exhibit 10.21 to the Post-Effective Amendment No. 4 to the Registration Statement on Form S-1 of the Company filed on March 25, 2014 by the Company with the SEC).

Exhibit No.	Description
10.15†	First Amendment to Executive Employment Agreement, effective as of March 19, 2015, by and between PeerStream, Inc. and Alexander Harrington (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on March 25, 2015 by the Company with the SEC).

10.16†	Second Amendment to Executive Employment Agreement, effective as of October 13, 2015, by and between PeerStream, Inc. and Alexander Harrington (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on October 14, 2015 by the Company with the SEC).

10.17†	Third Amendment to Executive Employment Agreement, effective as of March 3, 2016, by and between PeerStream, Inc. and Alexander Harrington (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on March 7, 2016 by the Company with the SEC).

10.18†	Fourth Amendment to Executive Employment Agreement, dated October 7, 2016, by and between PeerStream, Inc. and Alexander Harrington (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of the Company filed on October 11, 2016 by the Company with the SEC).

10.19†	Option Cancellation and Release Agreement, effective as of October 13, 2015, by and between PeerStream, Inc. and Alexander Harrington (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of the Company filed on October 14, 2015 by the Company with the SEC).

10.20†	Nonqualified Stock Option Agreement, dated as of October 13, 2015, by and between PeerStream, Inc. and Alexander Harrington (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of the Company filed on October 14, 2015 by the Company with the SEC).

10.21†	Nonqualified Stock Option Agreement, dated as of April 13, 2017, by and between PeerStream, Inc. and Alexander Harrington (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on April 19, 2017 by the Company with the SEC).

10.22†	Executive Employment Agreement, dated October 7, 2016, by and between PeerStream, Inc. and Jason Katz (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of the Company filed on October 11, 2016 by the Company with the SEC).

10.23†	Executive Employment Agreement, dated November 14, 2016, by and between PeerStream, Inc. and Judy Krandel (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on November 16, 2016 by the Company with the SEC).

10.24†	Employment Agreement, dated October 7, 2016, by and between PeerStream, Inc. and Clifford Lerner (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K of the Company filed on October 11, 2016 by the Company with the SEC).

10.25†	Restricted Stock Award Agreement, dated as of December 14, 2011, by and between PeerStream, Inc. and Clifford Lerner (incorporated by reference to Exhibit 99.5 to the Amendment No. 1 to Schedule 13D of Mr. Lerner filed on December 19, 2011 by Mr. Lerner with the SEC).

10.26†	Restricted Stock Cancellation and Release Agreement, dated as of March 3, 2016, by and between Clifford Lerner and PeerStream, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed on March 7, 2016 by the Company with the SEC).

10.27†	Restricted Stock Award Agreement, dated as of March 3, 2016, by and between Clifford Lerner and PeerStream, Inc. (incorporated by reference to Exhibit 10.13 to the Annual Report on Form 10-K filed March 14, 2016 by the Company with the SEC).

10.28†	First Amendment to Restricted Stock Award Agreement, dated October 7, 2016, by and between PeerStream, Inc. and Clifford Lerner (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K of the Company filed on October 11, 2016 by the Company with the SEC).

10.29†	First Amendment to Restricted Stock Award Agreement, dated October 7, 2016, by and between PeerStream, Inc. and Clifford Lerner (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K of the Company filed on October 11, 2016 by the Company with the SEC).

Exhibit No.	Description
10.30†	Employment Agreement, dated May 5, 2017, by and between PeerStream, Inc. and Eric Sackowitz (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on May 11, 2017 by the Company with the SEC).

10.31†	Option Cancellation and Release Agreement, dated May 5, 2017, by and between PeerStream, Inc. and Eric Sackowitz (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed on May 11, 2017 by the Company with the SEC).

10.32	Exchange Agreement, dated July 13, 2016, by and among PeerStream, Inc., Sigma Opportunity Fund II, LLC and Sigma Capital Advisors, LLC (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q of the Company filed on August 11, 2016 by the Company with the SEC).

10.33	Subordinated Multiple Advance Term Note, dated July 18, 2016, by and between PeerStream, Inc. and A.V.M. Software, Inc. (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q of the Company filed on August 11, 2016 by the Company with the SEC).

10.34	Security Agreement, dated July 18, 2016, by and between PeerStream, Inc. and A.V.M. Software, Inc. (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q of the Company filed on August 11, 2016 by the Company with the SEC).

10.35	Escrow Agreement, dated October 7, 2016, by and among PeerStream, Inc., Jason Katz and Corporate Stock Transfer, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on October 11, 2016 by the Company with the SEC).

10.36	Registration Rights Agreement, dated October 7, 2016, by and between PeerStream, Inc. and Clifford Lerner (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed on October 11, 2016 by the Company with the SEC).

10.37†	Form of Indemnification Agreement executed by Jason Katz, Alexander Harrington, Yoram “Rami” Abada, Lance Laifer, Clifford Lerner, Michael Levit and John Silberstein. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on February 15, 2017 by the Company with the SEC).

10.38	Securities Purchase Agreement, dated December 19, 2017, by and between PeerStream, Inc. and Hershey Strategic Capital, LP (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on December 20, 2017 by the Company with the SEC).

10.39	Agreement of Lease, dated February 4, 2015 by and between PeerStream, Inc. and 320 W 37 LLC (incorporated by reference to Exhibit 10.27 to the Annual Report on Form 10-K of the Company filed on March 5, 2015 by the Company with the SEC).

10.40	Lease Cancellation Agreement, dated as of March 3, 2017, by and between PeerStream, Inc. and 320 W 37 LLC (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q of the Company filed on May 11, 2017 by the Company with the SEC).

10.41	Technology Services Agreement, dated as of March 21, 2018, by and between PeerStream, Inc. and ProximaX Limited (incorporated by reference to Exhibit 10.41 to the Annual Report on Form 10-K of the Company filed on March 22, 2018 by the Company with the SEC).

10.42†	Employment Agreement, dated May 5, 2017, by and between PeerStream, Inc. and Arash Vakil (incorporated by reference to Exhibit 10.1 to the Quarterly Report on Form 10-Q of the Company filed on May 9, 2018).

10.43†	First Amendment to Executive Employment Agreement, dated June 8, 2018, by and between PeerStream, Inc. and Eric Sackowitz (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on June 12, 2018 by the Company with the SEC).

10.44	Confidential Memorandum of Understanding, dated May 8, 2018, by and between the Company and Clifford Lerner (incorporated by reference to Exhibit 99.10 to the Schedule 13D/A of Clifford Lerner filed on May 10, 2018).

Exhibit No.	Description
10.45	Amended and Restated Confidential Memorandum of Understanding, dated June 15, 2018, by and between the Company and Clifford Lerner (incorporated by reference to Exhibit 99.12 to Amendment No. 7 to the Schedule 13D filed by Clifford Lerner with the SEC on June 19, 2018).

10.46†	Consulting Agreement, dated June 15, 2018, by and between the Company and Clifford Lerner (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of the Company filed on June 19, 2018 by the Company with the SEC).

10.47	First Amendment to Registration Rights Agreement, dated June 15, 2018, by and between the Company and Clifford Lerner (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of the Company filed on June 19, 2018 by the Company with the SEC).

10.48†	Second Amendment to Restricted Stock Award Agreement, dated June 15, 2018, by and between the Company and Clifford Lerner (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of the Company filed on June 19, 2018 by the Company with the SEC).

10.49†	Second Amendment to Restricted Stock Award Agreement, dated June 15, 2018, by and between the Company and Clifford Lerner (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K of the Company filed on June 19, 2018 by the Company with the SEC).

10.50**	Form of Warrant Agent Agreement.

21.1	Subsidiaries of the Company (incorporated by reference to Exhibit 21.1 to the Annual Report on Form 10-K of the Company filed on March 22, 2018 by the Company with the SEC).

23.1**	Consent of Marcum LLP.

23.2**	Consent of Haynes and Boone, LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

101**	The following materials from the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2018, formatted in XBRL (eXtensible Business Reporting Language), (i) Consolidated Balance Sheets, (ii) Consolidated Statements of Operations, (iii) Consolidated Statements of Changes in Stockholders’ (Deficit) Equity, (iv) Consolidated Statements of Cash Flows and (v) Notes to the Consolidated Financial Statements.

*        Filed herewith.

**      Previously filed.

#        Schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. PeerStream, Inc. hereby undertakes to furnish supplementally copies of any of the omitted schedules and exhibits upon request by the Securities and Exchange Commission.

†        Management contract or compensatory plan arrangement.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(7) That:

(1) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(8) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on November 27, 2018.

PEERSTREAM, INC.

By:	/s/ Alexander Harrington
Alexander Harrington
Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Alexander Harrington	Chief Executive Officer and Director	November 27, 2018
Alexander Harrington	(Principal Executive Officer)

/s/ Judy Krandel	Chief Financial Officer	November 27, 2018
Judy Krandel	(Principal Accounting and Financial Officer)

/s/ Jason Katz	Chairman of the Board, Chief Operating Officer	November 27, 2018
Jason Katz	and President (Principal Operating Officer)

*	Director	November 27, 2018
Yoram “Rami” Abada

*	Director	November 27, 2018
Michael Jones

*	Director	November 27, 2018
Lance Laifer

*	Director	November 27, 2018
Michael Levit

*	Director	November 27, 2018
John Silberstein

*By:	/s/ Alexander Harrington
Alexander Harrington
Attorney-in-fact